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                                                                EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of Sunstone Hotel Investors, Inc. on Form S-3 being filed under the Securities Act of 1933, as amended, of our report dated February 28, 1997, on our audits of the consolidated financial statements and financial statement schedule of Sunstone Hotel Investors, Inc. and Sunstone Hotels (the Predecessor), and of our report dated February 28, 1997, on our audit of the financial statements of Sunstone Hotel Properties, Inc. (the Lessee) appearing in the Annual Report on Form 10-K of Sunstone Hotel Investors, Inc. (the "Company") for the year ended December 31, 1996, of our report dated July 17, 1997 on our audit of the financial statements of Markland Hotel, Inc., for the year ended May 31, 1997, of our report dated July 18, 1997 on our audit of the financial statements of the Gateway Center Group, for the year ended December 31, 1996, of our report dated August 7, 1997 on our audit of the financial statements of the Holiday Inn Mission Valley Stadium Hotel, for the year ended May 31, 1997, and of our report dated August 7, 1997 on our audit of the financial statements of TSB Crystal Partnership, for the year ended December 31, 1996, which reports appear in the Company's Current Report on Form 8-K/A filed August 22, 1997, and of our report dated November 22, 1996 on our audits of the financial statements of Ventura Hospitality Partners L.P., appearing in the Company's Current Report on Form 8-K/A filed January 7, 1997. We also consent to the reference to our firm under the caption "Experts."


Coopers & Lybrand L.L.P.


San Francisco, California
August 25, 1997